Catalytica Energy Systems Reports Fourth Quarter and Fiscal 2006 Financial Results

TEMPE, AZ -- 02/28/2007 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative products and services to meet the growing demand for clean energy production, today reported financial results for the fourth quarter and full year ended December 31, 2006. The quarterly and full year financial results for 2006 and 2005 have been reclassified to account for discontinued operations associated with the Company's exit from its research and development business segment during the fourth quarter of 2006. Accordingly, total revenues for all periods presented herein are comprised solely of sales from the Company's continuing SCR catalyst and management services business (SCR-Tech).

Total revenues for the fourth quarter of 2006 grew to $2,079,000, from total revenues of $372,000 in the fourth quarter of 2005. Total costs and expenses for the quarter, including cost of sales, were $3,181,000, compared with $1,942,000 in the same quarter of the prior year. For the fourth quarter of 2006, the Company recorded a total gain from discontinued operations of $864,000, resulting from a gain on the October 2006 sale of its diesel fuel processing technology and related business assets to Eaton Corporation totaling $2,191,000, partially offset by restructuring-related charges in connection with workforce reductions following the sale. In the fourth quarter of 2005, Catalytica Energy Systems recorded a loss from discontinued operations totaling $2,266,000. The combination of increased revenues and the gain relating to the sale of its diesel technology and related assets during the most recent quarter resulted in positive net income for the Company of $117,000, or earnings of $0.01 per share, compared with a net loss of $1,586,000, or a loss of $0.09 per share, in the fourth quarter last year. On a comparative basis, net loss during the fourth quarter of 2005 included a one-time gain on settlement of debt in the amount of $2,105,000 resulting from the settlement of SCR-Tech acquisition-related payments.

During the fourth quarter of 2006, the Company's use of cash, cash equivalents and short-term investments (collectively referred to as "cash consumption") was $1,164,000, compared with $4,858,000 during the corresponding period of 2005. Cash consumption during the fourth quarter of 2006 included closing costs and restructuring-related payments totaling approximately $1,401,000, offset by cash proceeds totaling $2,400,000 received from the sale of the Company's diesel assets. Cash consumption during the fourth quarter of 2005 included a one-time cash payment of $1,500,000 in connection with the SCR-Tech settlement agreement, and approximately $522,000 of restructuring-related payments.

For the fiscal year ended December 31, 2006, revenues increased to $7,383,000, from total revenues of $1,726,000 in the corresponding period of the prior year. Net loss for the full year of 2006 was $3,819,000, or a loss of $0.21 per share, a 72% improvement over a net loss of $13,466,000, or a loss of $0.75 per share, in fiscal 2005.

Cash consumption during fiscal 2006 was $2,705,000, down 81% from $14,260,000 during 2005. On a comparative basis, cash consumption in 2006 was favorably impacted by cash proceeds totaling approximately $6,350,000 received from the sale of the Company's Gilbert, Arizona facility (net of related debt), the sale of its gas turbine technology and associated business assets to Kawasaki, and the sale of its diesel fuel processing technology and related business assets to Eaton, partially offset by approximately $2,278,000 in closing costs and restructuring-related payments. Cash consumption in 2005 included the SCR-Tech settlement payment noted above and approximately $916,000 of restructuring-related payments. At December 31, 2006, the Company's cash position totaled $18,627,000.

"Our fourth quarter and fiscal 2006 results demonstrate solid execution against our full year financial objectives, including record revenue growth in our SCR services business and a significant reduction in full year cash usage," stated Rob Zack, president and CEO of Catalytica Energy Systems. "However, while one-time gains on the sale of certain assets during the third and fourth quarters enabled Catalytica Energy Systems to achieve positive earnings in the second half of the year, we have not yet generated sufficient revenues to cover our public company overhead and achieve profitable operations for the Company as a whole."

Q4 Business Highlights

During the fourth quarter, Catalytica Energy Systems' SCR-Tech business secured new contracts for SCR catalyst cleaning and regeneration totaling in excess of $1.0 million, and completed the year with a backlog of firm orders totaling approximately $2.6 million. Catalytica Energy Systems defines backlog as firm purchase orders and deferred revenue expected to be recognized as revenue within 18 months. Additionally, SCR-Tech continues to make important strides in building customer confidence in its regeneration process through consistently achieving full restoration of catalyst activity to levels at or greater than original and 100% on-time deliveries within contractual specifications.

Also during the quarter, Catalytica Energy Systems completed its restructuring activities and its initiatives to divest of non-revenue generating businesses, assets and technologies. In October, Catalytica Energy Systems completed the sale of its diesel fuel processing technology and associated business assets to Eaton Corporation for $2,400,000. The Company also received an additional $700,000 as reimbursement for various diesel-related business expenses in the third and fourth quarters. As part of the sale, Eaton's Truck Group assumed the lease of Catalytica Energy Systems' Mountain View, California research and development facility, and hired many of the Company's California-based employees to complement its product development activities. In connection with the sale of its diesel business, Catalytica Energy Systems further reduced its workforce by approximately 20 employees to 24 full-time employees at December 31, 2006.

Closing this sale marked Catalytica Energy Systems' exit from the diesel fuel processing business and completed the Company's transition over the past year from a technology-focused research and development organization to a customer-focused, commercial SCR services business. As a result of the actions taken over the past year to restructure its operations and reduce overhead, Catalytica Energy Systems has emerged on more stable financial footing and in an improved position to seek to drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value.

2007 Outlook

Catalytica Energy Systems projects its 2007 revenues will be slightly below 2006 revenues, and expects they will range from $6.0 to $7.0 million. Additionally, Catalytica Energy Systems projects that its full-year cash consumption will be in the range of $3.0 to $4.0 million, subject to achieving the revenue projections noted above. Included in its guidance for cash consumption are anticipated capital expenditures of between $1.0 and $1.5 million required to increase production capacity at SCR-Tech in preparation for anticipated market growth beginning in 2008.

Zack explained, "While we are very pleased with the solid performance of our SCR-Tech business over the past year and the momentum we have gained in our efforts to strengthen our relationships within the utility industry, develop new sales channels, and increase our market penetration, we anticipate a more challenging market environment for 2007. Notably, much of our 2006 revenues was the result of emergency cleaning and regeneration orders. As power plant operators are continuing to gain experience with the efficient operation of their SCR systems, we are beginning to see less demand for such work and a transition in the market to planned regeneration cycles. While we anticipate growth in market demand toward the end of 2007 as the industry prepares for the onset of more stringent NOx emissions regulations and year-round SCR operation beginning in January 2009, we do not anticipate any growth in revenues until 2008 when the catalyst regeneration market is expected to more fully develop. Furthermore, it should be noted that based upon our year-end backlog and the slower pace of order activity in recent months, our first quarter revenues will be substantially lower than last year.

"Additionally, as a result of our public company costs and related overhead, we do not anticipate the Company as a whole achieving profitability until more meaningful growth develops in the market for SCR catalyst and management services. Although the market heading into 2007 has not developed as quickly as previously anticipated, we remain optimistic regarding the longer term prospects for catalyst regeneration and our SCR-Tech business."

On Catalytica Energy Systems' outlook for 2007, Zack commented, "With our restructuring activities now complete, we have shifted our focus toward building a stronger business and creating growth opportunities. Our cash position and stable financial footing enables us to make necessary capital expenditures to take advantage of the growth potential we see ahead for our SCR services business, and to explore new opportunities to create additional value in the business. Strengthening and expanding our customer relationships, improving our margins, and increasing production capacity are key objectives in the coming year, with a focus on driving the Company as a whole to profitability in 2008, subject to market and revenue growth. Additionally, and in line with an ongoing emphasis on growth and value creation, we plan to continue seeking strategic opportunities to expand our product and service offerings in the area of clean coal as well as exploring other opportunities in the clean energy markets, including renewable energy solutions. These opportunities could include business acquisitions or other strategic transactions that we believe could enhance shareholder value. Such opportunities would likely have a significant impact on the future direction of our business."

Catalytica Energy Systems will host a conference call and webcast today, February 28, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results and its outlook for 2007. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-866-543-6411 (1-617-213-8900 for international callers), using passcode 13082766. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through March 7, 2007. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 48179825.

About Catalytica Energy Systems

Catalytica Energy Systems, based in Tempe, Arizona, provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' financial outlook for 2007, including the Company's financial projections with respect to revenues and cash usage, anticipated capital expenditures; the prospects for continued strong sales and driving the business toward break-even operations with continued market growth; the opportunities in the developing market for SCR catalyst and management services and the Company's ability to capitalize on growing revenue opportunities in such market beginning in 2008; the Company's ability to maintain a reduced cost structure throughout the organization and realize prospective new order opportunities associated with its SCR services business; beliefs that the completion of its restructuring activities positions the Company to drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value; the Company's ability to continue strengthening relationships within the utility industry, building customer confidence and expanding its customer base; the Company's plans and anticipated costs associated with increasing production capacity in 2007; the ability of SCR-Tech to maintain a recent increase in sales activity and to secure new business; and the prospects and timing associated with the Company's plans to explore new opportunities and strategic transactions that could further expand its portfolio of commercial product and service offerings in the clean energy markets and significantly enhance shareholder value. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company to maintain sustainability, build additional value in its business and achieve its revenue and cash consumption goals; the risk that the Company's ongoing focus on fiscal discipline may impair its ability to remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the emergence of significant competition or the existence of unanticipated technical, commercial or other setbacks related to the Company's products and services that could adversely impact one or more of its customer contracts; unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to certain emissions; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with utility customers; and the other risks set forth in the Company's most recent Form 10-K and subsequent Forms 10-QSB filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Catalytica Energy Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                 Three Months Ended        Year Ended
                                --------------------  --------------------
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2006       2005       2006       2005
                                ---------  ---------  ---------  ---------

Total revenues                  $   2,079  $     372  $   7,383  $   1,726

Costs and expenses:
   Cost of revenues                 1,534        510      5,197      2,523
   Selling, general and
    administrative                  1,647      1,432      6,438      6,107
                                ---------  ---------  ---------  ---------

Total costs and expenses            3,181      1,942     11,635      8,630

   Operating loss                  (1,102)    (1,570)    (4,252)    (6,904)

Interest income and expense,
 net                                  262        113        809        341
Other income and expense, net          93      2,137        177      2,229
                                ---------  ---------  ---------  ---------

   Income (loss) from
    continuing operations       $    (748) $     680  $  (3,266) $  (4,334)

Discontinued operations:
   Gain from disposal of
    discontinued operations         2,219          -      5,093          -
   Loss from discontinued
    operations                     (1,355)    (2,266)    (5,646)    (9,132)
                                ---------  ---------  ---------  ---------

   Total income (loss) from
    discontinued operations           864     (2,266)      (553)    (9,132)
                                ---------  ---------  ---------  ---------

   Net income (loss)            $     117  $  (1,586) $  (3,819) $ (13,466)
                                =========  =========  =========  =========

Earnings (loss) per common]
 share:
   Earnings (loss) from
    continuing operations
      Basic and diluted         $   (0.04) $    0.04  $   (0.18) $   (0.24)
                                =========  =========  =========  =========
   Earnings (loss) from
    discontinued operations
      Basic and diluted         $    0.05  $   (0.13) $   (0.03) $   (0.51)
                                =========  =========  =========  =========
   Net income (loss)
      Basic and diluted         $    0.01  $   (0.09) $   (0.21) $   (0.75)
                                =========  =========  =========  =========

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                  December 31, December 31,
                                                      2006         2005
                                                  ------------ ------------
                                                        (unaudited)
ASSETS:

   Cash, cash equivalents and short-term
    investments                                   $     18,627 $     21,332
   Accounts receivable, net                              1,787        1,434
   Inventory                                               304          986
   Other current assets                                    301          652
                                                  ------------ ------------
      Total current assets                              21,019       24,404

   Property and equipment, net                             976        5,983
   Goodwill                                              4,257        4,257
   Other intangible assets, net                          1,238        1,411
   Other assets                                             81          290
                                                  ------------ ------------
      Total assets                                $     27,571 $     36,345
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

   Accounts payable and accrued liabilities       $      1,764 $      4,065
   Other current liabilities                               115          232
                                                  ------------ ------------
      Total current liabilities                          1,879        4,297

   Long-term debt and other long-term liabilities           15        3,004

   Stockholders' equity                                 25,677       29,044
                                                  ------------ ------------
      Total liabilities and stockholders' equity  $     27,571 $     36,345
                                                  ============ ============

CONTACT:
Megan Meloni
Investor Relations
(650) 631-2847